                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. N/A)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.
              2210 DENTON DRIVE, SUITE 106 . AUSTIN, TEXAS 78758

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON THURSDAY, DECEMBER 12, 1996

  The annual meeting of the shareholders of Scientific Measurement Systems, Inc., will be held at the Stouffer Renaissance Austin Hotel, 9721 Arboretum Blvd., Austin, Texas 78759, on Thursday, December 12, 1996, at 10:30 a.m., Central Standard Time, for the following purposes:

    1. Electing directors for the ensuing year;

    2. Approving the selection of BDO Seidman, LLP as independent auditors for the Company;

    3. Receiving the reports of officers; and

    4. Transacting such other business as properly may come before the meeting.

  The Board of Directors has fixed the close of trading on October 25, 1996, for the determination of the shareholders entitled to notice of and to vote at the meeting. Transferees acquiring shares after such date will not be entitled to vote such shares at the annual meeting, but will be provided copies of the Company's annual report to shareholders upon request.

  The annual report to shareholders for the fiscal year ended July 31, 1996, containing financial statements, is enclosed herewith.

  YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED SHAREHOLDER'S PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                          By order of the Board of Directors,

                                          Gary S. Kofnovec, Secretary

Austin, Texas
November 12, 1996

                     SCIENTIFIC MEASUREMENT SYSTEMS, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 12, 1996

                    SOLICITATION AND REVOCATION OF PROXIES

  The enclosed proxy is being solicited by the Management of the Company for use at the Annual Meeting of Shareholders to be held on December 12, 1996, and at any adjournment thereof. Any shareholder giving a proxy has the power to revoke it by giving notice to the Company in writing, or in open meeting before any vote is taken. The shares represented by the enclosed proxy (if the proxy is properly signed and received by the Company prior to the time of the meeting) will be voted in accordance with the instructions noted thereon or, if no instructions are indicated, it will be voted for the election as directors of the Management nominees named in this Proxy Statement, and for the approval of appointment of auditors. The expense of making the solicitation will consist of preparing and mailing the proxies and proxy statements and the charges and expenses of brokerage houses and other custodians, nominees, or fiduciaries for forwarding documents to security owners. These are the only contemplated expenses of solicitation and will be paid by the Company.

                                 VOTING RIGHTS

  The shareholders of record of the Company's outstanding $0.05 par value common shares (the "Common Stock"), at the close of trading on October 25, 1996, are entitled to vote on matters to come before the meeting. On that date, there were issued and outstanding 16,876,868 shares of Common Stock. Management has no knowledge of any contemplated warrant or option exercises and does not expect any such exercises prior to the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to vote.

                             ELECTION OF DIRECTORS

                            (Item A on Proxy Card)

CURRENT DIRECTORS

  The current members of the Board of Directors are as follows:

DIRECTORS                   POSITION WITH THE COMPANY  AGE YEAR BECAME DIRECTOR
---------                   -------------------------  --- --------------------
Dr. Larry Secrest*......... Chairman of the Board,      55         1986
                            President, Chief Executive
                            Officer
Howard L. Burris, Jr.*..... Director                    47         1996
Douglas G. Chaffin......... Director                    52   1986-1988; 1991
Dr. Norman Hackerman....... Director                    84         1988
Burton W. Kanter*.......... Director                    66         1985
James W. Kenney............ Director                    55         1986
Phillips A. Moore.......... Director                    49         1987
Dr. Tom Prud'homme*........ Director                    66         1990
Nancy Woodward*............ Director                    40         1996

--------
* Member of the Executive Committee.

NOMINEES

  In accordance with the Company's Bylaws, the Board of Directors has established the number of directors at nine. All of the current directors have agreed to stand for re-election except for Douglas G. Chaffin. The Board of Directors proposes the election of all of the current directors except for Mr. Chaffin thus resulting in the nomination of persons to fill eight of the nine positions at this meeting. The Board does not have any present intent to fill the resulting vacancy and, therefore, does not intend to present any additional nominees at this meeting. In addition, the Company has not been notified that any third party intends to present a nominee to fill the vacancy at this meeting.

  It is intended that proxies received by the Company in response to this solicitation will be voted in accordance with the instructions noted thereon or, if no instructions are indicated, in favor of the election of all of the persons other than Douglas G. Chaffin named in the table set forth above to be directors of the Company for a term of one year and until their successors are elected and qualified.

  While Management has no reason to believe that any of its nominees for director will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person for the office of director as Management may recommend.

BACKGROUND OF CURRENT DIRECTORS AND NOMINEES

  Dr. Larry Secrest currently is a Director, the President and the Chief Executive Officer of the Company. He joined the Company in January 1986. Since the latter part of 1994, Dr. Secrest also has served as Chairman of the Board of Hydrolab Corporation. During the period from 1982 through 1985 he served as an advisor and consultant for strategic planning and venture management; first, as owner of Secrest & Associates from September 1982 through September 1984; and subsequently, as a member of Ozark Research Group, from October 1984 through December 1985. Dr. Secrest holds a B.A. from Tulane University and an M.B.A. from the Wharton School of Business. He received an interdisciplinary Ph.D. in Management, Business and Public Affairs from The University of Texas at Austin in 1971. During 1971-72 he served as visiting Fulbright Research Professor at Keio University in Tokyo, Japan.

  Howard L. Burris, Jr. is Chairman of the Board and the principal stockholder in Applied-Machine Tool Technology, Inc., a Texas corporation ("AMTT"). He purchased the assets of AMTT's predecessor company in 1989 and has been actively involved in the turnaround of AMTT since that time. Prior to his involvement with AMTT, Mr. Burris worked successfully in real estate and oil and gas investments. Mr. Burris developed and sold over 480 single family homesites at Jester Estates in Austin, Texas; purchased and arranged permanent, fixed rate financing for a 201,500 square foot office building in California; was a working interest partner in over 180 oil and gas properties located in Texas, Louisiana, and West Virginia; and was a co-partner and investor in a local cable television business. Prior to his real estate and oil and gas activities, Mr. Burris was a director and stockholder in the Bandargaz Chemical Company, Inc., which was the Joint Venture Partner of Dow Chemical Company in Iran from 1976 until 1979. Mr. Burris holds a Master of Business Administration Degree from the University of Texas at Austin and a Bachelor of Arts degree in History from Princeton University.

  Douglas G. Chaffin served as a director of the Company from 1986 to 1988, as an Advisory Director from 1988 to 1991, and was elected again to the Board of Directors in 1991. Since 1988, he has served as Associate Vice President of First Albany Corporation, a full-service brokerage firm. He attended Wentworth Institute in Boston, Massachusetts and Western New England College in Springfield, Massachusetts. Mr. Chaffin is a member of Amex Club, Securities Traders Association of Connecticut, National Association of Securities Traders, and Hartford Stock Brokers Association. Additionally, he has served as President of Evergreen Ventures, Inc., a private corporation active in the hospitality industry.

  Dr. Norman Hackerman served as President of Rice University from 1970 to 1985 and holds the title of President Emeritus and Distinguished Professor Emeritus of Chemistry at Rice University. Prior to his service at

Rice, Dr. Hackerman served twenty-five years at The University of Texas at Austin, Texas, where he was President 1967-70, Vice Chancellor for Academic Affairs 1963 to 1967, and Vice President and Provost 1961-63. He is currently Professor Emeritus of Chemistry at The University of Texas at Austin. He received his A.B. and Ph.D. from Johns Hopkins University. Dr. Hackerman was the Editor of the Journal of the Electrochemical Society from 1969 to 1990. Dr. Hackerman serves as Chairman of the Scientific Advisory Board of the Robert A. Welch Foundation and as a director of American General Series Portfolio Company and Electrosource, Inc. Dr. Hackerman was presented the National Medal of Science award from President Clinton on September 30, 1993 for his lifetime of work in scientific research and policy issues. The Medal is the highest award this country gives to scientists.

  Burton W. Kanter was elected to the Board in August 1985. Mr. Kanter is a lawyer specializing in federal income tax matters, formerly attorney-advisor to the Tax Court of the United States, author of numerous articles in the field of federal income taxation and a member of the faculty of the University of Chicago Law School. He was a partner in the Chicago law firm of Kanter & Eisenberg from May 1979 to January 1986. Since that time, he has served as counsel to the successor firm of Neal Gerber & Eisenberg. He is a Director of Logic Devices, Inc., HealthCare COMPARE Corp., Walnut Financial Services, Inc., Channel America LPTV Holdings, Inc. and Power-Cell, Inc., plus many private companies. He is also Chairman of Chicago Holding, Inc., a private investment company. Mr. Kanter is formerly a member of the Board of Directors of the University of Chicago School of Biological Sciences and the Pritzker Medical School. He is a member of the visiting Committee of the Art School of the University of Chicago, and is presently a member of the Board of Directors of a number of public charitable organizations, including the Museum of Contemporary Art of Chicago, the Chicago International Film Festival, and the Film Department of the Art Institute of Chicago.

  James W. Kenney was elected to the Board of Directors in March 1986. He currently is associated with San Jacinto Securities, Inc. as Executive Vice President and owner. From February 1992 until September 1993, he was Vice President of Investments for Renaissance Capital, a fund manager and from October 1989 until February 1992 he was Executive Vice President of Capital Institutional Services, Inc. In addition, he once served as an Executive Vice President for a full-service securities brokerage firm that was the managing underwriter for the initial public offering of the Company in March 1985. In addition, Mr. Kenney serves as a member of the Board of Directors of Amerishop Corporation, Consolidated Health Care Associates, Inc., Industrial Holdings, Inc., Prism Group, Inc., Appoint Technologies, Tecnol Medical Products, Inc. and Tricom Corporation. Mr. Kenney received a B.B.A. in Economics from the University of Colorado in 1964.

  Phillips A. Moore was elected to the Board in January 1987, and is currently a consultant to PRESBYNET/ECUNET, a project to develop a global telecommunication system for churches. Until June 1991, Mr. Moore was Chairman of PSN Corporation, Avon, Connecticut, a firm that develops and sells comprehensive electronic communications systems to industry. Prior to that position, Mr. Moore served as President of NWI, Inc., and as Vice President, Product Development, for Sony Corporation. He has extensive experience in high technology product development and marketing.

  Dr. Tom Prud'homme has been Vice President for Technology of Thermo Instrument Systems since 1994. In addition, he currently serves on the Board of Directors of Austin American Technology. From 1990 until March 1994, Dr. Prud'homme was Vice President for Technology of a division of Baker, Hughes, Inc. Dr. Prud'homme co-founded a research company 34 years ago and led the firm through three changes in ownership to become a highly successful instrumentation company. After teaching mathematics and physics at The University of Texas at Austin, he was employed as Research Scientist in applied nucleonic techniques by Magnolia Petroleum Co. (now Mobil Oil Co.). Dr. Prud'homme is the author of 22 publications and is very active in professional and community affairs. He serves on a number of Boards of Directors and Advisory Committees and is an officer of a family-owned business, Amal Oil Company. Dr. Prud'homme holds a B.S. degree in Physics/Mathematics from Spring Hill College and M.A. and Ph.D. degrees from The University of Texas at Austin.

  Nancy Woodward is the founder and Chairman of the Board of Pervasive Software, Inc. Previously, she served as Vice President and General Manager for Novell, Inc., a company which develops and markets databased products and software developer support programs. Ms. Woodward also co-founded and served as President and Chief Executive Officer of SoftCraft, Inc., a company which created and marketed database programming tools for software developers. In 1991, Ms. Woodward was recognized as Austin's Entrepreneur of the Year. Nancy Woodward holds a B.S. degree in Computer Science from the University of Michigan.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

  All directors who are elected will hold office until the next annual meeting of shareholders or the election and qualification of their successors; officers serve at the pleasure of the Board of Directors. The number of directors authorized by the Bylaws is not fewer than seven nor more than twelve, as determined by the Board of Directors.

  During the fiscal year ended July 31, 1996, the Board of Directors of the Company met seven times. Each nominee then in office attended at least 75% of the aggregate number of meetings of the Board of Directors, and of committees on which each such person served, held during the Company's 1996 fiscal year.

COMMITTEES OF THE BOARD

 Executive Committee

  The Board of Directors during fiscal year 1996 designated the following of its members as the Executive Committee: Directors Secrest (Chairman), Prud'homme, Kanter, Burris and Woodward. The Executive Committee did not meet during the 1996 fiscal year.

 Audit Committee

  Directors Moore (Chairman), Kenney and Chaffin comprised the Audit Committee during fiscal year 1996 and were charged with overseeing the accounting and finance activities of the Company. The Audit Committee met twice during the 1996 fiscal year.

 Compensation Committee

  Directors Prud'homme (Chairman), Hackerman and Woodward comprised the Management Compensation Committee during fiscal year 1996 and were charged with developing and monitoring the Company's management compensation activities. The Compensation Committee met twice during the 1996 fiscal year.

 Stock Option Committee

  Directors Prud'homme (Chairman), Hackerman and Woodward comprised the Stock Option Committee during fiscal year 1996 and were charged with developing and monitoring the Company's management stock option activities. The Stock Option Committee met twice during the 1996 fiscal year.

 Nominating Committee

  Directors Secrest (Chairman), Prud'homme, Kanter, Burris and Woodward comprised the Nominating Committee during fiscal year 1996. The Nominating Committee did not meet during the 1996 fiscal year.

 Acquisition Committee

  Directors Chaffin (Chairman), Kenney, Kanter, Secrest and Burris comprised the Acquisition Committee during fiscal 1996. The Acquisition Committee met three times during the 1996 fiscal year.

 Finance Committee

  Directors Chaffin (Chairman), Kenney, Kanter, Secrest and Burris comprised the Finance Committee during fiscal 1996. The Finance Committee did not meet during the 1996 fiscal year.

                              EXECUTIVE OFFICERS

  The following information relates to executive officers of the Company who are not directors:

      OFFICER                          POSITION WITH THE COMPANY               AGE YEAR BECAME OFFICER
      -------                          -------------------------               --- -------------------
Gary S. Kofnovec........  Executive Vice President and Chief Financial Officer  43        1996
Dr. Forrest F. Hopkins..  Vice President of Research and Development            50        1979
John S. Steude..........  Vice President of Sales                               37        1994
Dan Matthews............  Vice President of Operations                          46        1996

BACKGROUND OF OFFICERS

  Gary S. Kofnovec is Executive Vice President and Chief Financial Officer of the Company. He joined the Company in 1996. Previously, Mr. Kofnovec was Executive Vice President, Chief Financial Officer, and a member of the Board of Directors of EZCORP, a publicly held chain of approximately 250 consumer finance stores. Prior to EZCORP, Mr. Kofnovec was a partner in the international accounting firm of Grant Thornton. Mr. Kofnovec received a B.B.A. from Texas Tech University in 1974 and received his C.P.A. in 1976.

  Forrest F. Hopkins, Ph.D., Vice President of Research and Development, has been a Director or a Vice President of the Company since July 1979. He chose not to stand for reelection to the Board in 1986 to permit the addition of other outside participants. Dr. Hopkins has extensive experience in the development of tomographic hardware and image reconstruction algorithms. He received a B.S. in Physics in 1969 and a Ph.D. in Physics in 1972, both from The University of Texas at Austin.

  John S. Steude has been with the Company since 1991. From 1991 to 1994 he was Director of Scanning Services and from 1994 to the present he has served as Vice President of Sales. Prior to joining the Company, Mr. Steude was an environmental engineer with Stone and Webster Engineering Corporation. In that capacity, he provided environmental consulting services to industrial and governmental clients including USDOE, Hanford Nuclear Reservation, EG&G Rocky Flats, and the United States Environmental Protection Agency Office of Radiation Programs. While attending California State University at Humboldt, Mr. Steude earned a B.S. in Environmental Resources Engineering in 1985, a B.S. in Geology in 1987, and an M.S. in Environmental Resources Engineering in 1991. Mr. Steude has written 16 technical publications primarily related to CT applications and innovative methods for the remediation of radioactive waste sites. He has received a patent on detection of free liquids in drums and has a patent pending on a new design for a CT oil core scanner.

  Dan Matthews, Vice President of Operations, has extensive experience in plant engineering, computer and field instrument manufacturing, and project operations. In his project operations role, he gained a strong working knowledge of international sales, sales support and project deliveries. His most recent experience has been as Manager of World Wide Project Operations for an Asea Brown Boveri business unit that designed, manufactured and delivered X-Ray and Isotope gauges. Mr. Matthews has also managed a Field Service Unit as well as Installation and Commissioning teams. Mr. Matthews earned a Business degree from Texas Tech University in 1974 and Electrical Engineering degree in 1982.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table presents, as of October 25, 1996, beneficial Common Stock ownership of (1) each of the directors and nominees owning shares of Common Stock of the Company; and (2) all directors, officers and nominees for director of the Company as a group. The Company knows of no individuals who are not directors of the Company who are beneficial owners of more than 5% of the Company's Common Stock.

                                              AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)   CLASS
------------------------------------         ----------------------- ----------
Larry Secrest...............................        1,556,238(2)        8.50%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758

J. Neils Thompson...........................          983,606(3)        5.70%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758

Burton W. Kanter............................          115,000(4)        0.68%
Neal, Gerber & Eisenberg
Two North LaSalle Street
Chicago, Illinois 60602

Douglas G. Chaffin..........................                0              0%
First Albany Corp.
Bushnell Plaza, 100 Wells Street
Hartford, Connecticut 06103

James W. Kenney.............................          164,000(5)        0.96%
Brittany Associates
3030 Canton
Dallas, Texas 75226

Phillips A. Moore...........................                0              0%
61 Sunnybrook
Avon, Connecticut 06001

Thomas Prud'homme...........................           75,000           0.44%
Envirotech
5914 West Courtyard Drive, Suite 300
Austin, Texas 78730-5024

Norman Hackerman............................          150,000(5)        0.88%
2001 Pecos
Austin, Texas 78703

Nancy Woodward..............................          150,000(5)        0.88%
Pervasive Software, Inc.
8834 Capital of Texas Highway North,
Suite 300
Austin, Texas 78759

Howard Burris, Jr. .........................        1,604,341           9.51%
Applied Machine-Tool Technology, Inc.
314 Highland Mall Boulevard, Suite 301
Austin, Texas 78752

                                              AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)   CLASS
------------------------------------         ----------------------- ----------
Forrest Hopkinss............................          564,186(6)        3.24%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758

John Steude.................................          150,000(7)        0.88%
Scientific Measurement Systems, Inc.
2210 Denton Drive, Suite 106
Austin, Texas 78758

All Directors, Officers and Nominees as a
Group (12 persons)..........................        5,512,371(8)       27.72%

--------
(1) Shares of Common Stock that are not outstanding but that can be acquired by a person within 60 days upon exercise of an option or similar right are included in the number of shares beneficially owned and in computing the percentage for such person but are not included in the number of shares beneficially owned and in computing the percentage for any other person.
(2) Includes shares underlying options to purchase 1,426,238 shares of Common Stock, all of which are immediately exercisable.
(3) Includes shares underlying options to purchase 394,431 shares of Common Stock, all of which are immediately exercisable.
(4) Includes 65,000 shares of Common Stock which are held solely as Trustee for Hi-Chicago Trust, an irrevocable trust, as to which Mr. Kanter disclaims any beneficial interest, and includes shares underlying options to purchase 50,000 shares of Common Stock, all of which are immediately exercisable.
(5) Includes or represents shares underlying options to purchase 150,000 shares of Common Stock, all of which are immediately exercisable.
(6) Includes or represents shares underlying options to purchase 539,697 shares of Common Stock, all of which are immediately exercisable.
(7) Includes or represents shares underlying options to purchase 50,000 shares of Common Stock, all of which are immediately exercisable.
(8) Includes shares underlying options to purchase 3,010,366 shares of Common Stock, all of which are immediately exercisable.

                                 COMPENSATION

EXECUTIVE OFFICERS' COMPENSATION

  The following table shows the cash compensation paid by the Company, as well as certain other compensation, for the Company's Chief Executive Officer for fiscal years 1996, 1995 and 1994. No executive officers were paid compensation in fiscal 1996 in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION               LONG TERM
                         -----------------------------------------   COMPENSATION
        NAME AND                                    OTHER ANNUAL       AWARDS
   PRINCIPAL POSITION    YEAR SALARY ($) BONUS ($) COMPENSATION(1) OPTIONS/SARS (#)
   ------------------    ---- ---------- --------- --------------- ----------------
Larry Secrest........... 1996  $63,631      -0-        $8,273          200,000
 President and           1995  $54,608      -0-        $8,787              -0-
 Chief Executive Officer 1994  $62,608      -0-        $9,013          521,607

--------
(1) Consists of an automobile allowance of $500 per month and group hospitalization individual coverage.

DIRECTORS' COMPENSATION

  The Company, until late in fiscal year 1992, paid outside directors $500 plus expenses for each meeting and separate committee meeting attended in person. However, this arrangement was suspended in July 1992, subject to reinstatement by the Board, in view of the Company's financial condition.

                             CERTAIN TRANSACTIONS

LOANS

  In fiscal 1995, the Company borrowed $90,000 from Mr. Howard Burris, Jr. To evidence the loan, the Company executed unsecured promissory notes dated May 8, 1995, May 31, 1995, and June 16, 1995 in the principal amounts of $50,000, $30,000 and $10,000 respectively. In March 1996, such notes were converted into 1,604,341 shares of the Company's Common Stock.

                      APPROVAL OF APPOINTMENT OF AUDITORS

                            (ITEM B ON PROXY CARD)

  BDO Seidman, LLP served as independent auditors for the fiscal year ending July 31, 1996. The Board of Directors has nominated BDO Seidman, LLP for appointment as independent auditors for the fiscal year ending July 31, 1997. The Board of Directors recommends that the shareholders vote for such appointment, which will become effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the shareholders do not approve this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

  Representatives of BDO Seidman, LLP are expected to be present at the annual meeting. They will have an opportunity to make statements and will be available to respond to appropriate questions from those in attendance.

                                 ANNUAL REPORT

  The Company's 1996 Annual Report to Shareholders is being mailed to Shareholders with this proxy statement. The Annual Report is not part of the proxy solicitation materials.

                       TIMELINESS OF CERTAIN SEC FILINGS

  Based on information available to it, the Company is not aware that any officer, director or beneficial owner of 10% or more of the Company's Common Stock failed during 1996 to file, on a timely basis, reports required by
Section 16(a) of the Securities Exchange Act of 1934.

                                 OTHER MATTERS

  The Company has received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by Management, which are for informational purposes only and require no action of approval or disapproval, and consideration of the minutes of the preceding annual meeting for approval, which may involve technical corrections to the text where actions taken were incorrectly recorded, but which require no action of approval or disapproval of the subject matter, Management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the meeting. If any further business is properly presented at the meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

  The next annual meeting of shareholders is expected to be held on or about December 11, 1997. Any shareholder proposal intended to be presented at the next annual meeting of shareholders must be received by the Company for inclusion in the Company's proxy materials by July 1, 1997.

  Please complete, date, and sign the enclosed proxy and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States.

  THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FOR THE FISCAL YEAR ENDED JULY 31, 1996. ANY SUCH WRITTEN REQUEST SHOULD BE ADDRESSED TO GARY S. KOFNOVEC, SECRETARY, SCIENTIFIC MEASUREMENT SYSTEMS, INC., 2210 DENTON DRIVE, SUITE 106, AUSTIN, TEXAS 78758.

                                          By Order of the Board of Directors,

                                          Gary S. Kofnovec, Secretary

Austin, Texas
November 12, 1996

LOGO

                      SCIENTIFIC MEASUREMENT SYSTEMS, INC.

                                  BALLOT PROXY
                THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT


  The undersigned common stock shareholder of Scientific Measurement Systems, Inc. acknowledges receipt of the Notice of Annual Meeting of the Company to be held on Thursday, December 12, 1996, and attached proxy statement, and appoints Dr. Larry Secrest and Dr. Thomas Prud'homme and each of them the attorneys and the undersigned, with power of substitution, for and in the name of the undersigned, to vote as proxies for the undersigned according to the number of shares of common stock the undersigned would be entitled to vote if then personally present at the annual meeting of shareholders of the Company to be held at the Stouffer Renaissance Austin Hotel, 9721 Arboretum Blvd., Austin, Texas, at 10:30 o'clock a.m. Central Standard Time on said date or at any adjournments thereof, and to vote all shares of common stock of the Company held by the undersigned and entitled to be voted upon the following matters:

  (a) [_] For the election of all director nominees listed below (except as marked to the contrary below):

  Howard L. Burris, Jr.; Dr. Norman Hackerman; Burton W. Kanter; James W. Kenney; Phillips A. Moore; Dr. Thomas Prud'homme; Dr. Larry Secrest; Nancy R. Woodward.

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------
  (b) [_] For [_] Against [_] Abstain  (c) [_] In their discretion upon such
approval of the selection by the     other business as may properly come
Board of Directors of BDO Seidman,   before the meeting or any adjournments
L.L.P. as auditors for the Company   thereof.
for the ensuing year.
                            (CONTINUED ON NEXT PAGE)